                                                                   Exhibit 10.21

[LOGO]      TRIO-TECH
            INTERNATIONAL                                   LOS ANGELES
                                                            SINGAPORE
                                                            DUBLIN
                                                            PENANG
                                                            KUALA LUMPUR
                                                            BANGKOK

10 November 2000

Mr Teo Soon Siang                                    BY HAND
Marketing & Sales Department                         -------
Jurong Town Corporation
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434

Dear Mr Teo Soon Siang


ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT BILK 1008 TOA PAYOH NORTH #07-01 TOA PAYOH INDUSTRIAL ESTATE SINGAPORE 318996

1. We refer to your letter of offer dated 30 October 2000 for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions stipulated therein.

2. We enclose herewith a cheque for the amount of S$4831.02 and the Banker's Guarantee as security deposit as confirmation of our acceptance.

3. In addition, we also enclose herewith a duly completed GIRO authorisation form.


                                            By: /s/ Lee Siew Kuan
-----------------------------------------------------------------------------
Name of authorised signatory    :           Mrs Lee Siew Kuan
Designation                     :           Director of Logistics
For and-On behalf of            :           Trio-Tech International Pte Ltd

In the presence of



                                            By: /s/ Betty Ang
-----------------------------------------------------------------------------
Name of witness                 :           Miss Betty Ang
NRIC No.                        :           S6945849A

JTC(L)3601/2606 Temp 3
                                             DID: 8833427
                                             FAX:8855899
                                             Email: chenwan@jtc.gov.sg
30 October 2000                                                     JTC


TRIO-TECH INTERNATIONAL PTE LTD
Blk 1008 Toa Payoh North
#03-09/15
Singapore 318996
                                             BY LUM
                                             ------
(Attn: Ms Betty Ang)


Dear Sirs,

OFFER OF TENANCY FOR FLATTED FACTORY SPACE

1. We are pleased to offer a tenancy of the Premises subject to the following covenants, terms and conditions in this letter and in the annexed Memorandum of Tenancy ("the Offer"):

     1.01  Location:

           Pte Lot A19597(f), Blk 1008 ("the Building") Toa Payoh North #07-01, Toa Payoh Industrial Estate Singapore 318996 ("the Premises") as delineated and edged in red on the plan attached to the Offer.

     1.02  Term of Tenancy:

           3 years ("the Term") with effect from 16 January 2001 ("the Commencement Date").

     1.03  Tenancy Agreement:

           Upon due acceptance of the Offer in accordance with clause 2 of this
           letter, you shall have   entered into a tenancy agreement with US
           ("the Tenancy") and will be bound by the covenants, terms and conditions thereof.

           In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the Memorandum of Tenancy, the relevant covenant, term or condition in this letter shall prevail.

     1.04  Area:

           Approximately 322.00 square metres (subject to survey).

                                              Jurong Town Corporation
     1.05 Rent and Service Charge:

          Rent:
          ----

          (a) Discounted rate of Dollars $11.54 per square metre per month for so long as the Tenant shall occupy by way of tenancy an aggregate floor area of 1000 square metres in the Building or in the various flatted factories belonging to the Landlord, and

          (b) Normal rate of Dollars $11.90 per square metre per month in the event that the said aggregate floor area occupied is at any time reduced to below 1000 square metre (when the discount shall be totally withdrawn) with effect from the date of reduction in the said aggregate floor,

          ("Rent") to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March, etc.). The next payment shall be made on 1 February 2001.

          Service charge:
          ---------------

          $2.10 per square metre per month, ("Service Charge") as charges for services rendered by us, payable without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

     1.06 Security Deposit/Banker's Guarantee:

          You will at the time of acceptance of the Offer be required to place with us a deposit of Dollars $13,176.24 equivalent to 3 months' Rent (at the discounted rate) and Service Charge ("Security Deposit") as security against any breach of the covenants, terms and conditions in the Tenancy.

          The Security Deposit may be in the form of cash and/or acceptable Banker's Guarantee in the form attached (effective from 16 November 2000 to 15 July 2004 ) and/or such other form of security as we may in our absolute discretion permit or accept.

          The Security Deposit must be maintained at the same sum throughout the Term and shall be repayable to you without interest or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker's Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

                                              Jurong Town Corporation

          If the Rent at the discounted rate is increased to the normal rate or Service Charge is increased or any deductions are made from the Security Deposit, you are to immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to 3 months' Rent and Service Charge.

     1.07 Mode of Payment:

          [Note: You have an existing account with us from which we will deduct
          -------
          the aforesaid payments. You are therefore not required to submit a duly completed GIRO form as part of the Mode of Acceptance herein unless you wish to have a separate GIRO account to meet the aforesaid payments.]

     1.08 Permitted Use:

          (a) Subject to clause 1.12 of this letter, you shall commence full operations within four (4) months of the Commencement Date for the purpose of IC testing only and for no other purpose whatsoever ("the Authorised Use").

          (b) Thereafter, you shall maintain full and continuous operations and use and occupy the whole of the Premises for the Authorised Use.

          (c) Subject to clauses (a) and (b) above, you shall use and occupy at least sixty percent (60%) of the gross floor area of the Premises for industrial activities and ancillary stores, and use and occupy the remaining gross floor area, if any, for offices, neutral areas, communal facilities and such other uses as may be approved in writing by us and the relevant governmental and statutory authorities PROVIDED THAT you shall not use and occupy the Premises for the purpose of commercial office and storage unrelated to the Authorised Use.

     1.09 Approvals

          The Tenancy is subject to approvals being obtained from the relevant government and statutory authorities.

     1.10 Possession of Premises:

          (a) Keys to the Premises will be given to you two (2) months prior to the Commencement Date subject to due acceptance of the Offer ("Possession Date").

          (b) From the Possession Date until the Commencement Date, you shall be deemed a licensee upon the same terms and conditions in the Tenancy.

                                              Jurong Town Corporation

     (c) if you proceed with the Tenancy after the Commencement Date, the licence fee payable from the Possession Date to the Commencement Date shall be waived ("Rent-Free Period"). Should you fail to so proceed, you shall

          (i)    remove everything installed by you;
          (ii)   reinstate the Premises to its original state and condition;
                 and
          (iii) pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction, without prejudice to any other rights and remedies we may have against you under the Tenancy or at law.

1.11 Preparation and Submission of Plans:

     (a) No alteration, addition, improvement, erection, installation or interference to or in the Premises or the fixtures and fittings therein is permitted without Building Control Unit [BCU(JTC)] prior written consent. Your attention is drawn to clauses 2.10 to 2.19 and
          2.34 of the Memorandum of Tenancy.

     (b) You will be required to prepare and submit floor layout plans of your factory and plans of the air-conditioning works in accordance with the terms of the tenancy and the 'Guide' attached. It is important that you should proceed with the preparation and submission of the plans in accordance with the procedures set out in the said 'Guide.

     (c) Should there be alteration of existing automatic fire alarm and sprinkler system installation, alteration plans shall be submitted to Building Control Unit [BCU(JTC)] for approval on fire safety aspects. All air-conditioning, fire alarm & sprinkler system plans must be signed by a relevant Professional Engineer, registered with the Professional Engineers Board of Singapore.

     (d) Upon due acceptance of the Offer, a copy of the floor and elevation plans (transparencies) will be issued to you to assist in the preparation of the plans required herein.

     (e) No work shall commence until the plans have been approved by Building Control Unit [BCU(JTC)].

                                                   Jurong Town Corporation

     1.12  Final inspection:

     You shall ensure that final inspection by us of all installations is carried out and our approval of the same is obtained before any operations in the Premises may be commenced.

     1.13  Special Conditions:

     (1)  Normal (Ground & Non-ground) Floor Premises
          -------------------------------------------

          You shall comply and ensure compliance with the following restrictions:

          (a)  maximum loading capacity of the goods lifts in the Building; and

          (b) maximum floor loading capacity of 10.00 kiloNewtons per square metre of the Premises on the 7th storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.

          We shall not be liable for any loss or damage that you may suffer from any subsidence or cracking of the ground floor slabs and aprons of the Building.

     (2)  Option for renewal of tenancy
          -----------------------------

          (a) You may within 3 months before the expiry of the Term make a written requet to us for a further term of tenancy.

          (b) We may grant you a further term of tenancy of the Premises upon mutual terms to be agreed between you and us subject to the following:

               (i) there shall be no breach of your obligations at the you make your request for a further term; time

               (ii) our determination of revised rent, having regard to market rent of the Premises at the time of the granting the further term, shall be final;
               (iii) we shall have absolute discretion to determine such covenants, terms and conditions, but excluding a covenant for renewal of tenancy; and
               (iv) there shall not be any breach of your obligations expiry of the Term.

                                                   Jurong Town Corporation

2.  Mode of Acceptance:

    The Offer shall lapse if we do not receive the following by 13 November
    2000:-

    . Duly signed letter of acceptance (in duplicate) of all the covenants, terms and conditions in the Tenancy in the form enclosed at the Appendix. (Please date as required in the Appendix)

    .  Payment of the sum set out in clause 4.

    .  Duly completed GIRO authorization form.

3. Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if the said other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

4.  The total amount payable is as follows:

--------------------------------------------------------------------------------
                                            Amount                      +3 % GST
--------------------------------------------------------------------------------
Rent at $11.54 psm per month on
322.00 sq m for the period 16 January
2001 to 15 February 2001                   $3,715.88
--------------------------------------------------------------------------------
Less:
--------------------------------------------------------------------------------
3% property tax rebate on rental value     $  111.48
                                           ---------
                                           $3,604.40
--------------------------------------------------------------------------------
Service Charge at $2.10 psm per
month on 322.00 sq m for the period
16 January 2001 to 15 February 2001        $  676.20     $ 4,280.60      $128.42
                                           ---------
--------------------------------------------------------------------------------
Deposit equivalent to three months'
rent and service charge (or Banker's
Guarantee provided in accordance with
sub-paragraph 1.06 above)                                $13,176.24
--------------------------------------------------------------------------------
Stamp fee payable on Letter of
Acceptance which will be stamped by
JTC on your behalf                                       $   422.00
--------------------------------------------------------------------------------
Sub-Total Payable                                        $17,878.84      $128.42
--------------------------------------------------------------------------------
Add: GST + 3%                                            $   128.42
--------------------------------------------------------------------------------
Total Amount Payable                                     $18,007.26
--------------------------------------------------------------------------------

                                                   Jurong Town Corporation

5.  Rent-Free Period:

    As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-Free Period referred to in clause 1.10(c) of this letter.

6.  Variation to the Tenancy

    This letter and the Memorandum of Tenancy constitute the full terms and conditions governing the Offer and no terms or representation or otherwise, whether express or implied, shall form part of the Offer other than what is contained herein. Any variation, modification, amendment, deletion, addition or otherwise of the covenants, terms and conditions of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us.

7.  Car-Parking Scheme:
    (a) The car park for Blk 1008 Toa Payoh North is currently managed by Wilson Parking (S) Pte Ltd and you will have to observe and be bound by all the rules and regulations governing the use and operation of the car park. You are requested to contact the following person on the use of the car park:

         Ms Susan Ng
         Wilson Parking (S) Pte Ltd
         32 Sultan Gate
         Singapore 198480
         Tel No:2966600

         a member of the Committee, on your use of the car park.

    (b) The Corporation shall not be liable for any loss, damage, injury, liability, claim or action you may sustain or suffer in the use of the car park and the tenants shall fully indemnify the Corporation against any loss, claims, penalties, demands, damage arising from the private management and operations of the car park by the tenants.

8.  Application for Approvals, Utilities etc.

    Upon your acceptance of the covenants, terms and conditions of the Offer, you are advised to proceed expeditiously as follows:

                                                   Jurong Town Corporation

8.01  Preliminary Clearance:

      Comply with the requirements of the Chief Engineer (Central Building Plan
      Unit), Pollution Control Department and/or other departments pursuant to your application/s for preliminary clearance. (Please note that we have referred your application to the relevant department/s)

8.02  Discharge of Trade Effluence:

      Complete the attached Application for Permission to Discharge Trade Effluent into Public Sewer and return the application form direct to the Head, Pollution Control Department, Ministry of Environment, Environment Building, 40 Scotts Road. Singapore 228231 (Telephone No. 7327733).

8.03  Electricity:

      Engage a registered electrical consultant or competent contractor to submit three sets of electrical single-line diagrams to and in accordance with the requirements of our Property Support Department (PSD), Customer Services Group, JTC East Zone Office for endorsement before an application is made to the Power Supply Pte Ltd to open an account for electricity connection. Please contact our Property Support Department (PSD) at Blk 25 Kallang Avenue #05-01 Kallang Basin Industrial Estate Singapore 339416 direct for their requirements.

8.04  Water:

      Submit four copies of sketch plans, prepared by a licensed plumber, showing the section and layout of the plumbing, to our Building Control Unit [BCU(JTC)] for approval prior to the issue of a letter to Water Conservation Department, Public Utilities Board to assist you in your application for a water sub-meter.

8.05  Telephone:

      Apply direct to Singapore Telecommunications Ltd for all connections.

8.06  Automatic Fire Alarm System ( Incorporating Heat Detector)

      Engage a registered electrical consultant/professional engineer to submit two sets of fire alarm drawings, indicating the existing fixtures if any, the proposed modifications of the fire alarm and the layout of machinery, etc to and in accordance with the requirements of our Building Control Unit [BCU(JTC)I. Please contact our Building Control Unit [BCU(JTC)] at The JTC Summit, Customer Service Centre (1st level) 8 Jurong Town Hall Road Singapore 609434 direct for further requirements.

                                                   Jurong Town Corporation

8.07  Factory Inspectorate

      Complete and return direct to Chief Inspector of Factories the attached form, "Particulars to be submitted by occupiers or Intending Occupiers of Factories".


      Yours faithfully


      By: /s/ Jenny Lim

      JENNY LIM (Ms)
      MARKETING & SALES DEPARTMENT
      INDUSTRIAL PARKS DEVELOPMENT GROUP
      JURONG TOWN CORPORATION

      Encl